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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/ Prospectus of Apartment Investment and Management Company and NHP Incorporated for the registration of 5,142,455 shares of Class A Common Stock and to the incorporation by reference therein of (i) our report dated January 24, 1997, except for Note 4 and Note 20, as to which the date is March 25, 1997, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Annual Report"); (ii) our report dated January 20, 1995, with respect to the combined financial statements and schedule of the AIMCO Predecessors (as defined in the notes thereto) included in the Annual Report; (iii) our report dated January 8, 1997 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Villa Ladera Apartments for the year ended December 31, 1995 included in Apartment Investment and Management Company's Current Report on Form 8-K dated December 19, 1996, filed with the Securities and Exchange Commission; (iv) our report dated May 27, 1997 with respect to the Historical Summary of Gross Income and Certain Expenses of The Bay Club at Aventura for the year ended
December 31, 1996 included in Amendment No. 1 to Apartment Investment and Management Company's Current Report on Form 8-K dated June 3, 1997; and (v) our report dated August 29, 1997 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December 31, 1996 included in Apartment Investment and Management Company's Current Report on Form 8-K dated September 19, 1997, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP

Dallas, Texas
October 29, 1997